  EXHIBIT 99.1

ASP Isotopes Announces Strategic Collaboration Between Quantum Leap Energy

and University of Bristol to Design Advanced Laser Research Facility

Collaboration to develop a cutting-edge lithium laser enrichment research facility in the UK

DALLAS, March 24, 2026 -- ASP Isotopes Inc. (NASDAQ: ASPI) (“ASPI”) today announced that a UK subsidiary of Quantum Leap Energy LLC (“QLE”), a wholly-owned subsidiary of ASPI dedicated to advancing innovative technologies and processes across critical segments of the fission and fusion nuclear fuel cycle, has commenced a strategic collaboration with the University of Bristol for the design of a state-of-the-art lithium laser research facility in the UK. This collaboration marks a significant milestone in QLE's commercial strategy to meet rapidly growing market demand for advanced nuclear fuels.

Under the terms of the agreement, the University of Bristol will lead the design and feasibility study for a site-agnostic laser enrichment research facility over an estimated four-month initial phase. The project involves comprehensive desk-based concept design work, detailed engineering specifications, and safety reviews to establish the foundation for what could become a groundbreaking research hub.

"This collaboration with the University of Bristol represents a pivotal step forward in our mission to advance nuclear fuel technology," said Dr Ryno Pretorius, CEO of Quantum Leap Energy LLC. "Bristol University's world-class expertise in research facility design, coupled with their team’s deep understanding of lithium and critical elements in nuclear technology make them an ideal partner for this ambitious project."

The University of Bristol will coordinate a comprehensive team of specialists, including experts in mechanical, electrical, and plumbing specification, structural engineering, architecture, construction project management, pyrophoric lithium handling, and laser safety. The project will progress through multiple phases, including documentation review, safety assessments, cell design development, and detailed facility design work culminating in RIBA Stage 4 (Technical Design) completion.

Subject to a positive feasibility assessment, the parties intend to proceed with construction of the facility at a suitable University of Bristol site off-campus where it will enable cutting-edge research commissioned and funded by QLE.

QLE’s UK program of work has been developed in consultation with key UK government and regulatory bodies, including the Department for Energy Security and Net Zero, the UK Atomic Energy Authority, the Office for Nuclear Regulation, and the Environment Agency, demonstrating QLE's commitment to the highest standards of safety, security and regulatory compliance.

The new collaboration underscores QLE's strategic focus on building partnerships with leading academic institutions to advance technological capabilities that address the rapidly growing market demand for advanced nuclear fuel components.  While enriched lithium-6 (⁶Li) is essential for fusion reactors' breeding systems, requiring enrichment levels of 60-90% compared to natural lithium's 7.5% ⁶Li content, lithium-7 (⁷Li) also plays a critical role in some existing and next-generation fission technologies. The QE technology, originally developed for uranium isotope separation, leverages quantum mechanical principles to achieve isotopic separation with several compelling advantages over existing methods and represents a unique strategic opportunity that could redefine nuclear energy supply economics.

About Quantum Leap Energy

Quantum Leap Energy is a development stage nuclear fuels company dedicated to advancing innovative technologies and processes across critical segments of the nuclear fuel cycle. The Company focuses on both front-end activities, including uranium conversion, enrichment of uranium-235 for nuclear fuel production (HALEU, LEU+ and LEU), and isotopic separation of lithium-6 and lithium-7, as well as back-end radioactive waste treatment technologies. Through exclusive global rights to proprietary Aerodynamic Separation Process (ASP) and laser-based Quantum Enrichment (QE) technologies, Quantum Leap Energy aims to address gaps in the nuclear fuel supply chain for advanced nuclear reactors, small modular reactors, and fusion systems. The Company has established strategic partnerships with industry leaders including TerraPower, Fermi America, and the South Africa Nuclear Energy Corporation (Necsa) to accelerate the commercialization of critical isotopes essential for next-generation nuclear energy systems. For additional information, please visit: https://www.qleapenergy.com/.

About ASP Isotopes Inc.

ASP Isotopes is developing a differentiated isotope enrichment platform to strengthen global supply chain access to critical materials used in nuclear medicine, next-generation semiconductors, and nuclear energy. The Company’s proprietary technologies, the Aerodynamic Separation Process (“ASP technology”) and Quantum Enrichment (“QE technology”), are designed to enable the production of isotopes for a range of industrial and advanced technology applications. ASP Isotopes operates isotope enrichment facilities in Pretoria, South Africa, focused on the enrichment of low atomic mass elements, or light isotopes. For more information, please visit www.aspisotopes.com.

Forward-Looking Statements

Statements contained herein relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the outcome of the collaboration with Bristol University, the commencement of research, development and production activities in the United Kingdom, the future of the company’s enrichment technologies as applied to lithium enrichment, the outcome of the company’s initiative to commence enrichment of lithium in the UK and the company’s discussions with nuclear regulators in the UK, QLE’s anticipated growth strategies and anticipated trends in QLE’s business, statements related to the anticipated benefits to QLE and the collaboration resulting from the research agreement discussed herein, and statements we make regarding expected operating results, such as future revenues and prospects from the potential commercialization of isotopes, future performance under contracts, and our strategies for product development, engaging with potential customers, market position, and financial results. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which may be beyond QLE’s or ASPI’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by any forward-looking statements. All forward-looking statements speak only as of the date hereof. QLE and ASPI undertake no obligation to revise or update any forward-looking statements except as may be required by applicable law.

Contact

QLE@icrinc.com

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